UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 25, 2006

SYMMETRICOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-02287	95-1906306
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2300 Orchard Parkway, San Jose, California  95131-1017

(Address of principal executive offices, including zip code)

(408) 433-0910

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropirate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item .1.01: Material Definitive Agreement.

On August 25, 2006, the Compensation Committee of the board of directors of Symmetricom, Inc. (“Symmetricom”) approved a cash bonus plan for fiscal year 2007 (the “Plan”).  Bonuses under the Plan may be up to 127.5% of an employee’s base salary.  Payouts will be based upon either divisional or company revenue, as adjusted for certain items, and income, as adjusted for certain items, dependent on the participant’s function at Symmetricom, and upon the achievement of personal goals.  Payments under the Plan will be made on a semi-annual basis at the rate of 30% of the annual bonus amount for first half of the year, and the balance of 70% of the annual bonus amount for the second half of the year.  Such payments will be made within sixty days of the end of each six-month period. Employees must be on the payroll when payments are made to be eligible to participate in the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29, 2006.	By:	/s/ Thomas W. Steipp
Thomas W. Steipp President and Chief Executive Officer